EXHIBIT 16.1

HEIN & ASSOCIATES LLP
CERTIFIED PUBLIC ACCOUNTANTS

February 21, 2008

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:           Unicorp, Inc.

Dear Sir or Madam:

            We have read Item 4.01 of the Form 8-K of Unicorp, Inc. dated February 21, 2008 and agree with the statements relating only to Hein & Associates LLP Certified Public Accountants contained therein.

Very truly yours,

/s/ Hein & Associates LLP
  Hein & Associates LLP